UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 3, 2006
VNUS Medical Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50988	94-3216535

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5799 Fontanoso Way
San Jose, California 95138
(Address of Principal Executive Offices) (Zip Code)
(408) 360-7200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On May 3, 2006, VNUS Medical Technologies, Inc. (“VNUS”) issued a press release announcing its financial results for its first fiscal quarter ended March 31, 2006. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in this Item 2.02 of this Current Report on Form 8-K and the information contained in the press release referenced herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 of this Current Report on Form 8-K and the press release referenced herein is not incorporated by reference into any filings of VNUS, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in the filing, unless explicitly incorporated by specific reference into such filing.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On May 1, 2006, VNUS received a notification from The Nasdaq Stock Market, Inc. (“Nasdaq”) confirming that VNUS is now in compliance with Nasdaq’s audit committee requirements, as set forth in Marketplace Rule 4350. On January 11, 2006, VNUS reported that it had received a notice from Nasdaq that VNUS was not in compliance with Nasdaq listing requirements because it had only two independent directors on its audit committee. On April 6, 2006, VNUS announced that Gregory T. Schiffman was appointed to its board of directors and its audit committee. As a result of this appointment, the Nasdaq concluded in its May 1, 2006 notification that VNUS now complies with Marketplace Rule 4350.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit
Number	Document

99.1	Press Release of VNUS Medical Technologies, Inc., dated May 3, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VNUS MEDICAL TECHNOLOGIES, INC.
Date: May 3, 2006	By:	/s/ Charlene A. Friedman
Charlene A. Friedman
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Document

99.1	Press Release of VNUS Medical Technologies, Inc., dated May 3, 2006